UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Definitive Material Agreement.

On April 9, 2014, the Registrant entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Shirley’s Employment Service, Inc. (the “Seller”). Under the terms of the Asset Purchase Agreement, the Seller agreed to sell and the Registrant agreed to purchase all of the assets of the Seller, excluding cash, security deposits, and accounts receivable (the “Assets”). The purchase price for the Assets is $300,000 minus the open accounts receivable of the Seller. The Registrant agreed to pay a down payment equaling the total open accounts receivable of the Seller subtracted from $200,000, to be paid in full no later than one day prior to the delivery of the Assets by the Seller. On the 3rd day of each month following the Closing Date, and for at least 18 calendar months, the Registrant will pay to the Seller an amount equal to 5% of monthly accounts receivable collected from the business’s operating location in Tulsa, OK. In the event the monthly aggregate payments total less than $100,000 after 18 calendar months, the Seller will issue to the Registrant a credit memo for the difference. The closing date for the agreement will be April 13, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Asset Purchase Agreement with Shirley’s Employment Service, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART INC.

Date:	April 14, 2014	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer